                                                                   EXHIBIT 10.16

The following Consent is in reference to the Sublease Agreement commencing December 1, 1998, by and between Pete's Brewing Company, ("Sublessor") and, Jutvision ("Sublessee")

                                    CONSENT

Herbert P. McLaughlin, Jr., as Landlord under the Lease to Pete's Brewing Company, a California corporation, for premises located at 124 University Avenue, Palo Alto, California, hereby agrees to a sublease of a portion of those premises by Pete's Brewing Company to Jutvision, a Delaware corporation.

By giving his consent, the Landlord does not release the Lessee from any of its obligations under the Lease. By consenting to this Sublease, the landlord does not consent to any other subletting or assignment.

The Landlord does not agree to the second paragraph of Paragraph 5 of the Sublease, although the Landlord has no objection to the Sublessee and the Sublessor agreeing to that provision as between themselves.

Dated: December 7, 1998

                              /s/ Herbert P. McLaughlin
                              -----------------------------
                              Herbert P. McLaughlin, Jr.

                              Landlord

                              SUBLEASE AGREEMENT
                              ------------------

     THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of the 1st day of December, 1998, by and between Pete's Brewing Company, a California Corporation ("Sublessor") and Jutvision, a Delaware Corporation ("Sublessee").

                               R E C I T A L S:
                               - - - - - - - -

     A. On the 24/th/ day of January, 1995, Herbert McLaughlin, ("Landlord"), as landlord, entered into that certain Lease Agreement which was amended by the Lease Addendum, Second Addendum, Third Addendum and Fourth Addendum (the "Primary Lease") with Sublessor, as tenant, whereby certain premises (the "Premises") containing approximately 8579 rentable square feet located on the 2/nd/ and 3/rd/ floor of the building commonly known as ___ and located at 124 University Avenue, Palo Alto, Ca (the "Building"), were leased to Sublessor. A copy of the Primary Lease is attached hereto as Exhibit B and incorporated
                                                ---------
herein by reference for all purposes.

     B. Sublessor desires to sublease a portion of the Premises to Sublessee, and Sublessee wishes to sublease a portion of the Premises from Sublessor.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Sublessor and Sublessee agree as follows:

     1.  Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby
         --------
subleases from Sublessor, upon the terms and conditions set forth herein, a portion of the Premises consisting of approximately 5021 rentable square feet as shown on the drawing attached hereto as Exhibit A, Suites 300, 310 and 350 and
                                        ---------
incorporated herein by reference for all purposes (the "Subleased Premises").
                                                        --------- --------

     2.  Term. The term of the Sublease shall be for a period of thirty eight
         ----
and one half (38.5) months commencing on December 15, 1998, and ending on February 28, 2002 (the "Expiration Date"), provided, however, that this Sublease shall terminate earlier in the event of a termination, for any cause whatsoever, as allowed under the Primary Lease as of the effective date of the Sublease herein. Not withstanding the foregoing, if the Primary Lease is terminated prior to the Expiration Date due to Sublessor's default under the Primary Lease without Sublessee's consent, Sublessor shall be liable to Sublessee for all reasonable costs and expenses of Sublessee's relocation expenses.

     If the Sublease is executed by all parties prior to December 1, 1998 and the Premises have been cleaned as defined herein, Sublessor grants Sublessee occupancy of the Premises and the Commencement date shall be adjusted accordingly.

     3.  Rent. (a) Sublessee agrees to pay Sublessor for the use of the
         ----
Subleased Premises the monthly sum of $19,581.90 ("Base Rent"). The Base Rent shall be paid in advance on or before the first day of each calendar month without notice or demand. Base Rent for any partial month shall be prorated. Commencing December 1, 1999 the Base Rent will increase to $21,169.38. Commencing December 1, 2000 the Base Rent will increase to $20,774.43 through the end of the term. No rent will be due for the period from December 15, 1998 through December 31, 1998.

         (b) Sublessee further agrees to pay its pro rata share of the [Direct Expenses-Operating Expenses] (as defined in Paragraph 4.2 of the Primary Lease
                                                      ---
and Article 8 of the Fourth Addendum). For the purposes hereof, Sublessee's pro rata share shall be determined by multiplying (i) the fraction having as its numerator the number of rentable square feet in the Subleased Premises and having as its denominator the number of rentable square feet in the Premises, times (ii) the amount of [Direct Expenses-Operating Expenses] owed by Sublessor to Landlord under the Primary Lease. Sublessee agrees to make all such payments to Sublessor at least five (5) days prior to the date on which Sublessor is required to make such payments to Landlord pursuant to the Primary Lease. Base Year is defined as 1999

     4.  Primary Lease. (a) Except as otherwise expressly provided herein, the
         -------------
terms and conditions of the Primary Lease are hereby incorporated herein by reference for all purposes, and Sublessee, by Sublessee's execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. Except as otherwise expressly provided in this Sublease, Sublessee hereby agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.

         (b) As between Sublessor and Sublessee, Sublessor shall be entitled to all of the rights and remedies reserved by and granted to the landlord in the Primary Lease as if Sublessor was the "landlord" under the Primary Lease and Sublessee was the "tenant" under the Primary Lease, and such rights and remedies are hereby incorporated herein by reference for all purposes.

         (c) This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease except the following paragraphs of the Primary Lease which shall be solely the obligation and right of the Sublessor:
Paragraphs 4.1, 4.3, Article 5, and Article 6 of the Primary Lease; First Addendum; Second Addendum paragraphs 1b, 1c, 1d, and 1e; Third Addendum paragraphs 1b, 1c, 1d, and 1e; and Fourth Addendum paragraphs 5, 6, 7, and 11.

          (d) In the event the Primary Lease terminates for any reason prior to the expiration or termination of this Sublease, Sublessee shall not have any claim whatsoever against Sublessor arising or resulting from such termination of the Primary Lease except as set forth in Paragraph 2 of this Sublease.

     5.   Limitation of Liability and Indemnity. Notwithstanding any provision
          -------------------------------------
of the Primary Lease to the contrary, the Sublessor shall not be liable to Sublessee, or any of its agents, employees, servants or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or its mechanical systems which may exist or subsequently occur, and Sublessee with respect to itself and its agents, employees, servants and invitees hereby assumes all risks and damage to persons and property, either proximate or remote by reason of the present or future condition of the Subleases Premises or the building. All indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference for the benefit of Sublessor as if Sublessor was the "landlord" and Sublessee was the "tenant" under the Primary Lease. Except as otherwise expressly provided in this Sublease, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of the Sublessor are incorporated herein by reference for the benefit of Sublessee as if Sublessee was the "tenant" under the Primary Lease and Sublessor was the "landlord" under the Primary Lease. This paragraph is for the benefit of the Sublessee, Sublessor and Landlord only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

Sublessee, Sublessor and Master Lessor each hereby waives any and all rights of recovery against the other parties, or against the officers, employees, agents and representatives of the other parties, for loss of or damage to the property of the waiving party or the property of others under the waiving party's control, to the extent such loss or damage is covered by proceeds received under any insurance policy carried by the waiving party an in force at the time of such loss or damage.

     6.   Furniture. Except as provided in the following sentence, all furniture
          ---------
and equipment placed in the Subleased Premises by Sublessee shall remain the property of Sublessee, subject to the rights of Sublessor therein as provided by law. The Sublessee may, at the expiration of the term hereof, remove all furniture and equipment if such removal is done so as not to damage the Subleased Premises.

     7.   Alterations, Improvements and Additions. Sublessee may not make any
          ---------------------------------------
alterations, improvements or additions to the Subleased Premises (collectively, "Improvements") without the express prior written consent of Landlord and
 ------------
Sublessor, which shall not be unreasonably withheld. Any Improvements to which Landlord and Sublessor consents must be constructed and installed in accordance with (i) all requirements contained in the Primary Lease and (ii) any reasonable requirements imposed by Sublessor to protect Sublessor's interest in the Primary Lease and/or in the Subleased Premises. Further, upon termination of this Sublease, any Improvements to the Subleased Premises shall remain in the Subleased Premises, and Sublessee shall not have the right to remove such Improvements.

     8.  Damage and Destruction. (a) If the Subleased Premises, or any portion
         ----------------------
thereof, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated as defined in the Primary Lease, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Sublessee is liable shall be apportioned and paid to the date of such damage or destruction, and Sublessee shall immediately deliver possession of the Subleased Premises to Sublessor.

         (b) If the Subleased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, such damage or destruction not being significant enough to cause a termination of the Primary Lease, Sublessor agrees, subject to Article XII of the Primary Lease, to cause Landlord to repair such damage.

     9.  Condemnation. In the event of the taking by condemnation or other
         ------------
eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Sublessor and Sublessee, all awards or damages, if any, paid or payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublessor, and Sublessee shall have no claim to any part thereof.

     10. Certificates. Sublessee agrees to furnish to Sublessor or to Landlord
         ------------
certificates as required under Article XXIV of the Primary Lease.

     11. Condition of Subleased Premises and Surrender of the Subleased
         --------------------------------------------------------------
Premises. Sublessee acknowledges that (i) Sublessee has fully inspected the
--------
Subleased Premises and accepts the same in their present condition, "as is, where is", with all faults and with all furniture and fixtures removed, and (ii) Sublessor has made no warranties or representations to Sublessee whatsoever with respect to the condition of the Subleased Premises. Upon the expiration or termination of this Sublease, Sublessee agrees to return the Subleased Premises to Sublessor in the condition existing as of the commencement of the sublease term.

     Sublessor, at Sublessor's cost, shall provide clean carpets and generally clean conditions prior to the Sublease Commencement date.

     12. Certificates, Licenses and/or Permits. Sublessee shall obtain at
         -------------------------------------
Sublessee's sole cost and expense, all necessary certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

     13.  Attorneys' Fees and Costs of Enforcement. In the event that either
          ----------------------------------------
party hereof commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, attorneys' fees and court costs) from the other party.

     14.  Cumulative Rights and Remedies. No right or remedy contained herein,
          ------------------------------
in the Primary Lease or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

     15.  Security Deposit: In addition to the Rent specified above, Sublessee
          ----------------
shall pay to Sublessor a security deposit of $40,000.00 to be held in a non-interest bearing account. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

     16.  Broker Fee: Commission shall be paid according to a separate agreement
          ----------
between BT Commercial and Sublessor for which the commission shall be split 50/50 between BT Commercial, listing broker, representing Sublessor and Cornish & Carey Commercial, procuring broker, representing Sublessee.

     17.  Inability to Deliver Possession: In the event Sublessor is unable to
          -------------------------------
deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor delivers possession. If Sublessee with Sublessor's permission takes possession of the premises prior to the commencement date, Sublessee shall do so subject to all of the covenants and conditions hereof. In the event Sublessor has been unable to deliver possession of the Subleased premises within 30 days from the commencement date, Sublessee, at Sublessee's option, may terminate this Sublease.

     18.  Notices: All notices, demands, consents and approvals which are
          -------
required to be given by either party shall be given in a manner provided in the Primary Lease at the address shown on the signature page. Sublessor shall notify Sublessee in event of default under the Primary Lease or in any other event which will impair Sublessee's ability to conduct its normal business. If Sublessor elects to terminate the Primary Lease, Sublessor shall so notify Sublessee by giving at least 30 days prior notice of such termination. However, Sublessor's failure to give such notice shall not constitute an event of default.

     19.  Complete Agreement and Amendment. This Sublease sets forth the
          --------------------------------
complete agreement between Sublessor and Sublessee with respect to the subject matter hereof, and this Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublessor and Sublessee except as otherwise indicated herein.

     20.  Survival. All duties and obligations of Sublessee under this Sublease
          --------
that are unperformed shall survive the termination or expiration of this Sublease.

     21.  Binding Effect. This Sublease and all the terms and conditions hereof
          --------------
shall be binding upon and inure to the benefit of both Sublessor and Sublessee and their respective successors, legal representatives and assigns.

     EXECUTED as of the day, month and year first above written.

                                    SUBLESSOR: Pete's Brewing Company
                                    ---------

                                    By: /s/ James J. Bolz
                                        ---------------------------------
                                        Name:  JAMES J. BOLZ
                                               --------------------------
                                        Title: Vice President
                                               --------------------------
                                        Address:_________________________

                                                _________________________


                                    SUBLESSEE: Jutvision, a Delaware Corp.
                                    ---------

                                    By: /s/ Kevin B. MCcurry
                                        ---------------------------------
                                        Name:  Kevin B. MCcurry
                                               --------------------------
                                        Title: CEO
                                               --------------------------

                                        Address:_________________________

                                                _________________________

By consenting to the Sublease, Landlord agrees that the waiver set forth in Paragraph 5 of the Sublease shall be deemed a three party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Landlord.

                                    LANDLORD
                                    --------

                                    By: ________________________________

                                        Name:
                                               ---------------------------
                                        Title: _________________________

                                        Address:________________________

                                               ________________________

                                   EXHIBIT A

                              Subleased Premises
                              ------------------



                             [Insert Graphic Here]

                                   EXHIBIT B

                                 Primary Lease
                                 -------------

                               [To Be Attached]

            [LETTERHEAD OF CORNISH & CAREY COMMERCIAL APPEARS HERE]

Date:     December 10, 1998                            SENT VIA FAX
                                                       ------------

Memo To:  Marcus Wood/BT Commercial
Cc:       Brian Gibson-Jutvision

Re:       124 University Avenue Lease
          3/rd/ Floor Suites

Dear Marcus,

     As per our conversation and in follow up with my conversation with the Controller for Jutvision today, there was an error in the rental stated in the sublease.

     The annual escalations agreed to was 3% per year. The second year's rent then equals $20,169.38/month versus the stated rent in the sublease of
                 ----------
     $21,169.38. The balance of the annual rents as stated in Paragraph 3, Page
     ----------
     2 of the Sublease are correct.

     Please forward to your Sublessor for their records. Jutvision will be provided a copy of this memo for their files.

     All parties are in agreement as to the terms and rental will be paid accordingly.

     Should there be any questions, please do not hesitate to call.

     Thank you again.


     Sincerely,


     /s/ Cherie Wittry
     Cherie Wittry
     Vice President
     650-688-8523

            [LETTERHEAD OF CORNISH & CAREY COMMERCIAL APPEARS HERE]


To:     Marcus Wood                                                Fax: 856-1098
--------------------------------------------------------------------------------

        Brian Gibson                                                    325-9337
--------------------------------------------------------------------------------

From: Cherie Wittry, Vice President                      Phone: (650) 322-2600
--------------------------------------------------------------------------------

                                   IMPORTANT
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


If all pages are not received, please call (650) 322-2600 as soon as possible to request re-transmission.

GS                            12/10/98 4:00                 2
--------------------------------------------------------------------------------
Facsimile Operator            Date/Time Sent           No of Pages


The document accompanying this facsimile may contain confidential information which is legally privileged. The information is intended only for the use of the individual or entity named above. If you are not the intended recipient, or the person responsible for delivering it to the intended recipient, you are hereby notified that any disclosure, copying, distribution or use of any of the information contained in this transmission is strictly prohibited. If you have received this transmission in error, please immediately notify us by telephone and mail the original transmission to us. Thank you.

            [LETTERHEAD OF CORNISH & CAREY COMMERCIAL APPEARS HERE]
--------------------------------------------------------------------------------
                                CHERIE WITTRY
                                VICE PRESIDENT

November 30,1998

Mr. Marcus Wood
BT Commercial
2445 Faber Place, Suite 250
Palo Alto, CA 94303

Re:  Proposal To Sublease
     124 University Avenue, Third Floor, #300/350/310, Palo Alto, CA

Dear Marcus.

     On behalf of my client, Jutvision, a Delaware Corp., I have been authorized to present the following proposal to sublease the subject property.

     Jutvision is the current subtenant on the second floor and as expected their company expansion and growth in California requires them to seek more space as soon as possible. Jutvision would like to continue as a subtenant of Pete's, but without the 3/rd/ floor space they foresee they will have to pursue other sites and therefore have to potentially vacate the building and sublet their current Premises. This is not their desire.

     We look forward to hearing from you as soon as possible. Jutvision is prepared to commence the sublease as soon as possible with the allowance defined herein for their need to replace the current carpet for Suites 300 and 350. The carpets in these suites are badly damaged.

1. LOCATION: 124 University Ave., Suites 300, 350 and 310, Palo Alto, CA, consisting of a total of approximately 5021 rentable square feet

2. TERM/COMMENCEMENT: The term shall commence upon Sublease execution, not later than December 15, 1998. The rent shall commence January 1,1999 or two weeks following the sublease commencement date, whichever is later. The Sublessee shall have access upon sublease execution to install new carpet in Suites 300 and 350, as further defined below.

3. TENANT IMPROVEMENTS: SubLessee accepts the Premises in their "as is" condition with SubLessor providing clean carpet in Suite 310 and generally clean conditions, including clean restroom and walls, as is feasible for all the suites. Sublessor acknowledges and agrees it is Sublessee's intent to provide new carpet in Suites 300 and 350, at Sublessee's cost, according to the approval process defined in the Master Lease.

Mr. Marcus Wood
November 30, 1998
Page 2

4.   RENT:

     Rental for the suites is full service defined as follows:

          Year 1: $3.90/sq.ft. full service
           Annual 3% increase thereafter.

          There shall be no additional rental due.

5. USE OF PREMISES: SubLessee shall use the premises for software, general office and legally related uses.

6. FIRST MONTH'S RENT: SubLessee shall provide first month's rent to be paid to SubLessor upon execution of the SubLease Agreement.

7. SECURITY DEPOSIT: SubLessee shall provide a security deposit in the amount of $20,000.00 to be paid to SubLessor upon execution of the SubLease Agreement.

8. SUBLEASING/ASSIGNMENT: SubLessee shall have the right to sublease all or any portion of its Premises during the term of the lease to a qualified SubLessee, subject to SubLessor's approval which shall not be unreasonably withheld or delayed. Any profits generated by said subleasing or assignment shall be allotted 100% to SubLessor after SubLessee recovers real estate broker cost associated with subleasing, if applicable.

9. OTHER: Should Sublessor have further question at this time, in order to expedite the process, Sublessor may call Sublessee, Kevin McCurdy, President, at 650-325-6787, ext. 15 directly. Time is of the essence. We appreciate your attention to this matter.

This letter is conditional upon the execution by both parties of a formal SubLease Agreement. Said Agreement shall include, among other things, the terms and conditions specified herein. It is understood and agreed, however, that this is a Letter of Intent only and that neither party shall have any rights or obligations until the execution of a formal Sublease Agreement.

Note: an Addendum to the existing Sublease document for the second floor is an acceptable document format for the Premises defined herein.

Mr. Marcus Wood
November 30, 1998
Page 3

The terms of this document are valid until Wednesday, December 2,1998, after which time it shall become null and void.

If the outlined Proposal is acceptable, please indicate by executing and dating in the space provided below and returning a copy of this letter to us.

We look forward to hearing from you.


Sincerely,

CORNISH & CAREY COMMERCIAL


/s/ Cherie Wittry
Cherie Wittry
Vice President
650-688-8523



ACKNOWLEDGED:

SUBLESSOR:  Pete's Brewing Co.

By:______________________________            Date:______________________________


Print:___________________________


NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, BROKER, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NO REPRESENTATION OR RECOMMENDATION IS MADE BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO, SINCE THESE ARE MATTERS WHICH SHOULD BE DISCUSSED WITH YOUR ATTORNEY.